SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     May 13, 2008

AUDIOSTOCKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138083	20-2197964
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

On May 13, 2009, the Company executed a Binding Letter of Intent (the “Agreement”) to acquire 100% of the issued and outstanding shares of Shrink Technologies, Inc. (“Shrink”) in consideration of the Company issuing 8,888,888 new restricted common shares to Marshall Khine (the “Seller”).  The Agreement also calls for the Company to (i) assume approximately $91,000 in debt which shall be consolidated into a presently outstanding $100,000 note due to Noctua Fund LP, (ii) issue to Seller 50 shares of the Company’s Series C Preferred Stock and (iii) provide Seller with one seat on the Company Board of Directors.  The Agreement is set to close by May 31, 2009.

Shrink was founded in the State of California on January 15, 2008.  Shrink is the first start-up company to come out of the University of California Merced, and brings together leading scientists, business advisors and an executive team that is dedicated to bringing its exclusively licensed technology to the commercial marketplace.  Shrink’s technologies are focused on the following market segments: solar energy, environmental detection, stem cell, biotechnology markets and integrated circuits.

Shrink provide a means to obviate the high-tooling costs of microfabrication by introducing a revolutionary approach to ultra-rapidly manufactured biotechnology and high-technology chips. Leveraging the inherent shrinkage property of pre-stressed transparent polystyrene (or plastic) sheets, Shrink creates features on this substrate (called PolyShrink™) that retract isotropically to a fraction of their original size upon heating. Because the patterned features shrink upon heating, we do not need the high-resolution printing otherwise required to achieve such fine features. This saves costs by eliminating the need for hundreds of thousands of dollars worth of cleanroom equipment.

The Shrink process enables us to rapidly fabricate: (i) a variety of customizable microfluidic molds, similar to those traditionally made in silicon, for soft lithography, as well as (ii) more complex chips by directly patterning the polystyrene sheets. With the patterning of various metals, we can create chips for a wide variety of applications, from chips for point of care diagnostics (using novel means to achieve metal enhanced fluorescence (“MEF”)), batteries and inexpensive and relatively efficient chips for quantum dot and nano-tube polymer-based solar cell technology.  We also believe that our technology has meaningful applications in areas such as (a) acting as or integrating with patch-based stem cell therapy delivery devices, (b) being used as the basis for leading edge light emitting diodes (LEDs) and (c) next generation low cost diagnostic implements which do not require sample labeling.  Shrink is only beginning to catalogue the markets, large and small, for its technologies.

PolyShrink™ is based on polystyrene, a ubiquitous plastic material that has been used in countless industrial applications due to its flexible material properties and relative ease of use.  By taking advantage of these inherent characteristics, PolyShrink™ allows for the ultra-rapid direct patterning of complex even three-dimensional, stacked polystyrene micro- and nanostructures as well as advanced optoelectronic devices.  Because of the unique characteristic of PolyShrink™ to uniformly compress during heating, complex structures can be designed at the macro-scale level, yet upon heating, these designs are retained at the micro or nano-scale.

Shrink is a research and development business and to date, has not commercialized or sold any products using its technologies.

More information about Shrink may be found on the internet at www.ShrinkNano.com.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

10.1	Binding Letter of Intent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUDIOSTOCKS, INC.
/s/	Luis J. Leung
By:	Luis J. Leung
Its:	President